Exhibit 5.01
Opinion of Morgan, Lewis & Bockius LLP
August 10, 2007
PharmaNet Development Group, Inc.
504 Carnegie Center
Princeton, New Jersey 08540

Re:	Registration Statement on Form S-3 for Debt Securities, Warrants, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts and Units
Ladies and Gentlemen:
     We have acted as counsel to PharmaNet Development Group Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of Debt Securities, Warrants, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts and Units (the “Securities”) that may be issued from time to time by the Company as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), with an aggregate offering price of up to $300,000,000.
     We have examined the Registration Statement and those records and documents as we have deemed necessary, including but not limited to (i) the Certificate of Incorporation of the Company, as amended (the “Certificate”), (ii) the Bylaws of the Company, as in effect on the date hereof (the “Bylaws”), (iii) the corporate proceedings of the Company, and (iv) such other documents, records and other instruments of the Company as we have deemed appropriate for purposes of the opinion set forth herein.
     In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, and (v) each natural person signing any document reviewed by us had the legal capacity to do so.
     We have also assumed, without independent investigation or verification, that (i) the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (iii) any Securities consisting of Common Stock or Preferred Stock, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof; (iv) each series of Debt Securities will be issued under the indenture filed as an exhibit to the Registration Statement, and any necessary amendment or supplement thereto (the “Indenture”) between the Company and the bank or trust company identified in such Indenture as the trustee with respect to such Debt Securities (each, a “Trustee”), and the execution, delivery and performance of the applicable Indenture will be duly authorized by all necessary Corporate

Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (v) to the extent that the obligation of the Company under any Indenture may depend upon such matters, each of the parties thereto other than the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by such Indenture; such Indenture has been duly authorized, executed and delivered by each Trustee under such Indenture and constitutes the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; such Trustee is in compliance, generally and with respect to acting as a party with respect to its obligations under such Indenture, with all applicable laws and regulations; and such Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture; (vi) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement; (vii) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement; (viii) all Securities will be issued and sold in compliance with the Securities Act, the Securities Exchange Act of 1934, as amended, and all applicable state securities rules, regulations and laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (xi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company.
     Furthermore, with respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.
     Based upon the foregoing, we are of the opinion that:
     1. With respect to Debt Securities, when (a) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (b) the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, (c) such Indenture is duly executed and delivered by the Company and the Trustee named therein, and (d) such Debt Securities have been duly executed, authenticated, completed, issued and delivered against receipt for the purchase price thereof, in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be valid, binding and enforceable obligations of the Company, and the Indenture will be a valid, binding and enforceable obligation of the Company.

     2. With respect to the Warrants, when (a) the Board has taken all necessary Corporate Action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants and certificates representing the Warrants have been duly executed, countersigned, registered and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and will constitute valid, binding and enforceable obligations of the Company.
     3. With respect to any series of Preferred Stock, when (a) the Board has taken all necessary Corporate Action to authorize the issuance and the terms of the offering of the Preferred Stock and related matters, (b) an appropriate certificate of designations, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock has been duly adopted and filed with the Secretary of State of the State of Delaware in the form incorporated by reference as an exhibit to the Registration Statement, (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement upon payment of the consideration therefor (not less than the par value of the Company Shares) provided for therein or (ii) upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
     4. With respect to Depositary Shares for Preferred Stock and Depositary Receipts, when (a) a Deposit Agreement with respect to such Depositary Shares and Depositary Receipts has been executed and delivered by the Company and the Depositary appointed by the Company in the form incorporated by reference as an exhibit to the Registration Statement and (b) the Depositary Receipts have been executed and delivered by the Depositary and issued (i) against payment of the consideration therefor approved by the Company and (ii) as provided in such Depositary Agreement with respect thereto, then the Depositary Shares will be validly issued, fully paid and nonassessable.
     5. With respect to Common Stock, when (a) the Board has taken all necessary Corporate Action to authorize the issuance and the terms of the offering of the Common Stock and related matters, (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement upon payment of the consideration therefor (not less than the par value of the Company Shares) provided for therein or (ii) upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.
     6. With respect to Purchase Contracts, in addition to the representations made herein with respect to any Securities of the Company comprising such Purchase Contracts, when (a) the Purchase Contracts have been duly and validly authorized, created, executed and delivered by the Company, and (b) the Purchase Contracts have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company, such Purchase Contracts will be valid, binding and enforceable obligations of the Company.

     7. With respect to Units, in addition to the representations made herein with respect to any Securities comprising such Units, when (a) the Board has taken all necessary Corporate Action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters, including without limitation any and all actions with respect to each component of the Units as would be contemplated by paragraphs 1 through 6 hereof were such component being issued on a stand-alone basis, and (b) such Units and agreements relating to the Units have been duly executed and delivered and duly issued and sold in the manner contemplated in the Registration Statement or any prospectus supplement, such Units will be validly issued, fully paid and nonassessable.
     The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.
     The opinions expressed herein are limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the state laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction. We hereby consent to the use of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ MORGAN, LEWIS & BOCKIUS LLP

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